UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
 Medina, Minnesota 55340
 (Address of principal executive offices)
 (Zip Code)

(763) 542-0500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 8, 2016, Polaris Industries Inc. filed a Current Report on Form 8-K (the “Original Form 8-K”) providing a copy of presentation materials as described below.  This Amendment No. 1 on Form 8-K/A amends the presentation materials furnished as Exhibit 99.1 to the Original Form 8-K.  The only revision in the revised materials is a change to the chart on slide 11 that was previously titled Victory/Indian Motorcycle Market Share for 2013-2015 to be titled Indian Motorcycle Market Share for that period.  No other changes have been made to the Original Form 8-K.

Item 7.01                      REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is a copy of presentation materials dated March 8, 2016 with respect to presentations to investors and others that may be used by senior officers of Polaris Industries Inc. (the “Company”). These materials are also available on the Company’s website at http://ir.polaris.com.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Presentation materials dated March 8, 2016 to be used by senior officers of the Company.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2016

POLARIS INDUSTRIES INC.

/s/ Michael T. Speetzen
Michael T. Speetzen
Executive Vice President – Finance and
Chief Financial Officer of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation materials dated March 8, 2016 to be used by senior officers of the Company.